UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2004

                            Viva International, Inc.
               (Exact name of Registrant as specified in charter)


         Delaware                   0-30440                   22-3537927
(State or other jurisdiction     (Commission                (I.R.S. Employer
     of incorporation)            File Number)               Identification)


954 Business Park Drive, Traverse City, MI                       49686
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (231) 946-4343

Item 1.01  Entry into a Material Definitive Agreement

         On November 16, 2004, Viva International, Inc. entered into an agreement to sell its wholly-owned subsidiary, Universal Filtration Industries, Inc., to Carr Holdings, LLC, a Michigan limited liability company. Carr Holdings, LLC has agreed to acquire all 400 shares issued and outstanding in Universal Filtration Industries, Inc. from Viva International, Inc. in exchange for (a) the assumption of up to $100,000 of liabilities of Universal Filtration Industries, Inc. and (b) the issuance to the shareholders of Viva of 41,000,000 shares of the newly-reorganized Universal Filtration Industries, Inc.

         Carr Holdings, LLC is the parent of Computer Decisions International, LLC, a limited liability company with operations in the state of Michigan.

         Prior to the entering into the definitive material agreement described above, there were no material relationships between the registrant or its affiliates and any of the parties to this agreement.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

10.1 Viva International, Inc./Carr Holdings, LLC
     Contract Number VIVA/CH24092004-3

10.2
                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 23, 2004

                                            Viva International, Inc.


                                            By: /s/ Robert Scott
                                            -----------------------------------
                                            Robert Scott, Chairman of the Board
                                            Chief Financial Officer